UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 22, 2010, the Board of Directors of SVB Financial Group (the “Company”) appointed Kamran Husain, Chief Accounting Officer, as the Company’s principal accounting officer. Prior to Mr. Husain’s appointment, Michael Descheneaux served as the principal accounting officer. Mr. Descheneaux continues to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Husain, age 44, joined the Company in September 2008 as the Chief Accounting Officer. Prior to joining the Company, he served in a variety of roles from 1999 to 2008 at Greater Bay Bancorp, a financial services company which was acquired by Wells Fargo Bank in 2007, including Controller and Chief Accounting Officer, and Senior Vice President of Finance and Risk Management. While serving in these roles, Mr. Husain was involved in Greater Bay’s SOX processes, financial reporting and GAAP compliance, as well as various acquisition transactions, capital market transactions and Greater Bay’s enterprise-wide risk management program. From 1993 to 1999, Mr. Husain was with PricewaterhouseCoopers LLP in its Assurance practice, where his last position was as a senior audit manager focused primarily on financial services clients. From 1989 to 1991, he was a corporate finance analyst at Kidder, Peabody & Co., Inc. Mr. Husain received a bachelor’s degree from Ohio Wesleyan University and a master’s degree in business administration from the Haas School of Business at the University of California at Berkeley.

In connection with his appointment as the principal accounting officer, Mr. Husain will enter into an Indemnification Agreement with the Company, in the form filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2009.

Mr. Husain does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no transactions in which Mr. Husain has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Stockholders (the “Meeting”) was held on April 22, 2010. As of the applicable record date of February 24, 2010, there were 41,370,611 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 37,518,559 shares of common stock, or 90.68% of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected the Company’s directors for the ensuing year, (ii) approved an amendment to the Company’s 1999 Employee Stock Purchase Plan, and (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm.

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:				2,911,336
Eric A. Benhamou	29,793,482	—	4,813,741
David M. Clapper	31,523,736	—	3,083,487
Roger F. Dunbar	31,521,262	—	3,085,961
Joel P. Friedman	31,450,598	—	3,156,625
G. Felda Hardymon	31,459,288	—	3,147,935
Alex W. “Pete” Hart	31,239,230	—	3,367,993
C. Richard Kramlich	31,456,858	—	3,150,365
Lata Krishnan	31,447,708	—	3,159,515
Kate Mitchell	31,524,529	—	3,082,694
Michaela K. Rodeno	31,452,376	—	3,154,847
Ken P. Wilcox	31,525,420	—	3,081,803
Kyung H. Yoon	31,530,672	—	3,076,551

Approval of an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,000,000 shares of common stock for issuance thereunder.	33,653,437	256,347	697,439	2,911,336

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.	36,807,460	702,603	8,496	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer